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                                                                    Exhibit 99.1
                                                                    ------------

NEWS RELEASE
FOR IMMEDIATE RELEASE                      Company Contact:
                                           Arthur A. Koch, Jr.
                                           Chief Operating Officer
                                           (302) 456-6789
                                           www.sdix.com
                                           ------------

                                           Investor Relations Contact:
                                           Lippert/Heilshorn & Associates, Inc.
                                           William A. Walkowiak, CFA
                                           Klea Theoharis
                                           (212) 838-3777
                                           klea@lhai.com
                                           -------------

Strategic Diagnostics Reports Fourth Quarter and Year-End Results

NEWARK, Del., Feb. 21, 2002 - Strategic Diagnostics Inc. (Nasdaq: SDIX) - a leading provider of antibody products and analytical test kits for the food safety and water quality markets, today reported financial results for the fourth quarter and year ended December 31, 2001.

Revenue for the fourth quarter of 2001 was $6.6 million, in line with previous guidance. This compares with $8.6 million in the fourth quarter of 2000, which included significant initial StarLink(TM) test kit sales. The net loss in the fourth quarter totaled $764,000 or $0.04 per share, compared to net income of $888,000 or $0.05 per diluted share, in the prior year quarter, below prior guidance. On a per share basis, the net loss was $0.04 per share versus net income of $0.05 per fully diluted share for the same period last year. For the year ended December 31, 2001, revenues were $29.3 million, versus $25.9 million in the prior year, an increase of 13.5 percent. Net income for the year totaled $1.1 million, or $0.06 per fully diluted share, down 27 percent from $1.5 million, or $0.09 per fully diluted share in the prior year.

The results for the fourth quarter included $309,000 of additional expenses associated with the startup of the Maine production facility, inventory adjustments of approximately $450,000 and approximately $100,000 of costs for a retainer and fees. The after-tax effect of these items was an increase in the loss per share of $0.03. Also included in the results for the quarter was a favorable adjustment to income tax expense of $180,000, or $0.01 per share.

Results for the year included the additional costs of the consolidation of the California and Maine facilities of $716,000, inventory adjustments of approximately $242,000, the retainer of $100,000 previously described, and $79,000 of favorable adjustments to income tax expense. The net, after tax effect of these items was a loss of $0.04 per share.

The Company plans to introduce several new products during 2002. Fourth quarter expenses included research and development and certain other expenses associated with the previously announced animal feed test for McDonalds Corporation, the lateral flow food pathogen tests, the DETEX food pathogen tests, as well as selling expenses associated with the introduction of a new general hygiene test in the food safety market category. These products are expected to drive revenue

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growth in the second half of 2002 and should be strong contributors to gross margins. Moreover, several initiatives were undertaken in the fourth quarter of 2001 in the antibody business that are expected to have a significant, favorable impact on margins in 2002. First, the Company opened the first of two new antibody production facilities in October and began to consolidate its operations from its California location. While this effort resulted in slightly higher costs of production and certain special expenses attendant to the consolidation in the fourth quarter of 2001, the new facility includes several automated production processes that were fully validated during the quarter and are fully operational. The second facility is expected to open in March 2002 and be fully validated and operational by June 2002. We continue to expect that the impact on future production costs from these new facilities will yield between $750,000 and $1 million in annual savings. Another important initiative implemented during the fourth quarter in the antibody business was the establishment of internally produced manufacturing materials and supplies. These internally produced materials and supplies will result in lower production costs, estimated in the range of $300,000 to $500,000 per year, and the Company is now less dependent on more expensive, externally produced materials and supplies.

Commenting on the Company's results, President and CEO Richard C. Birkmeyer said, "We have completed several action items during the quarter that we believe set the stage for strong growth in 2002. The AZUR sales and marketing operations were fully integrated into our facilities, the development of new products for pathogen tests and the animal feed tests progressed on schedule and our California operation continued to wind down while our highly efficient facilities in Maine were brought into production. Of our products, the Microtox general toxicity test continues to attract significant interest in the marketplace as the threat of intentional water contamination remains a national priority, and the early indications from the marketplace for our new animal feed and lateral flow food pathogen tests are very favorable. We believe that this interest in these new products for the year will offset the continuing soft demand for GMO testing. We expect the first half of 2002 to bear the costs of developing and preparing to launch our new products and that these investments will set the stage for significant sales and earnings growth in the second half of 2002 and beyond."

Mr. Birkmeyer concluded, "We believe our strategy to serve markets rather than simply develop products has positioned us for sustained, long-term growth. We intend to continue to strengthen our leadership positions and remain focused on the goal of profitable growth."

Conference Call
A conference call to review fourth quarter and year-end results is scheduled for 11:00 a.m. EST today. The dial-in number for the live conference call will be 212-676-5200. A live webcast of the conference call will be available on the Company's Web site, www.sdix.com, as well as www.on24.com. For those who cannot listen to the live broadcast, an audio replay of the call will be available on these sites for 30 days. Telephone replays of the call will be available for 24 hours, from 1:00 p.m. EST on Feb. 21, until 1:00 p.m. EST on Feb. 22. To listen to the telephone replay, dial 800-633-8284 (858-812-6440 outside the U.S.) and enter reservation number 20235343.


About Strategic Diagnostics Inc.
--------------------------------
SDI is a leading provider of biotechnology-based diagnostic tests for a broad range of agricultural, industrial, and water treatment applications. Through its antibody business, Strategic BioSolutions, Strategic Diagnostics also provides antibody and immunoreagent research and development services. SDI's test kits are produced in a variety of formats suitable for field and laboratory use, offering advantages of accuracy, cost-effectiveness, portability, and rapid response. Trait Check(TM), GMO QuickCheck(TM), and GMO Check(TM) are pending trademarks for SDI.

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This news release contains forward-looking statements reflecting SDI's current expectations. When used in this press release, the words "anticipate", "enable", "estimate", "intend", "expect", "believe", "potential", "will", "should", "project" and similar expressions as they relate to SDI are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDI at this time. Such risks and uncertainties include, without limitation, changes in demand for products, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, the successful integration and consolidation of the Maine production facilities, inability to obtain or delays in obtaining required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDI's public filings with the U.S. Securities and Exchange Commission.

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                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except share and per share data)

                                                               Three Months                            Twelve Months
                                                             Ended December 31,                      Ended December 31,
                                                      --------------------------------         ---------------------------------
                                                          2001                2000                 2001                  2000
=================================================================================================================================
NET REVENUES:
---------------------------------------------------------------------------------------------------------------------------------
  Product related                                     $     6,337          $     8,501          $    28,497          $    24,773
  Contract and other                                          284                  108                  874                1,101
---------------------------------------------------------------------------------------------------------------------------------
    Total net revenues                                      6,621                8,609               29,371               25,874
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OPERATING EXPENSES:
  Manufacturing                                             4,260                4,060               14,512               11,287
  Research and development                                    812                  797                2,954                2,932
  Selling, general and administrative                       2,973                2,578               10,290                9,333
---------------------------------------------------------------------------------------------------------------------------------
    Total operating expenses                                8,045                7,435               27,756               23,552
---------------------------------------------------------------------------------------------------------------------------------
    Operating income (loss)                                (1,424)               1,174                1,615                2,322
Interest expense, net                                          19                  (82)                 (33)                (415)
Gain on sale of assets                                         --                   --                   76                  283
---------------------------------------------------------------------------------------------------------------------------------
Income (loss) before taxes                                 (1,405)               1,092                1,658                2,190
---------------------------------------------------------------------------------------------------------------------------------
    Income tax expense (benefit)                             (661)                 204                  512                  642
---------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                            (744)                 888                1,146                1,548
---------------------------------------------------------------------------------------------------------------------------------
Preferred stock dividends                                      20                   --                   20                   --
---------------------------------------------------------------------------------------------------------------------------------
Net income (loss)
  applicable to common stockholders                          (764)                 888                1,126                1,548
---------------------------------------------------------------------------------------------------------------------------------
Basic net income per share                            $     (0.04)         $      0.05          $      0.07          $      0.09
=================================================================================================================================
Shares used in computing basic
  net income (loss) per share                          17,490,000           16,648,000           17,008,000           16,585,000
=================================================================================================================================
Diluted net income (loss) per share                   $     (0.04)         $      0.05          $      0.06          $      0.09
=================================================================================================================================
Shares used in computing diluted
  net income (loss) per share                          17,490,000           17,245,000           17,575,000           17,466,000
=================================================================================================================================

                  STRATEGIC DIAGNOSTICS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                (in thousands, except share and per share data)

                                                                           December 31,               December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                              2001                       2000
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                 $  2,379                   $  1,288
  Receivables, net                                                             4,737                      4,298
  Inventories                                                                  7,639                      6,844
  Deferred tax asset                                                             861                      1,070
  Other current assets                                                           504                        216
--------------------------------------------------------------------------------------------------------------------------------
    Total current assets                                                      16,120                     13,716
--------------------------------------------------------------------------------------------------------------------------------
Property and equipment, net                                                    4,072                      2,919
Other assets                                                                     351                        438
Deferred tax assets                                                            6,875                      5,463
Intangible assets, net                                                         4,716                      4,019
--------------------------------------------------------------------------------------------------------------------------------
    Total assets                                                            $ 32,134                   $ 26,555
================================================================================================================================
LIABILITIES AND STOCKHOLDER'S EQUITY
--------------------------------------------------------------------------------------------------------------------------------
Current Liabilities:
  Account payable                                                           $  1,620                   $    655
  Accrued expenses                                                             1,236                      1,176
  Deferred revenue                                                                --                        162
  Current portion of long term debt                                            1,333                      1,339
--------------------------------------------------------------------------------------------------------------------------------
    Total current liabilities                                                  4,189                      3,332
--------------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                 1,174                      1,889
--------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
  Preferred stock, $0.01 par value, 17,500,000 shares authorized,
    no shares issued or outstanding                                               --                         --
  Series A preferred stock, $.01 par value, 2,164,362 shares
    authorized, no shares issued or outstanding                                   --                         --
  Series B preferred stock, $.01 par value, 556,286 shares
    authorized, no shares issued or outstanding                                   --                         --
  Series C preferred stock, $.01 par value, 700,000 shares
    authorized, no shares issued or outstanding                                   --                         --
  Common stock, $0.01 par value, 35,000,000 shares authorized,
    17,858,889 and 16,699,052 issued and outstanding
    at December 31, 2001 and December 31, 2000, respectively                     176                        167
  Additional paid-in capital                                                  31,116                     26,814
  Accumulated deficit                                                         (4,496)                    (5,622)
  Cumulative translation adjustments                                             (25)                       (25)
--------------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                                26,771                     21,334
--------------------------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders' equity                              $ 32,134                   $ 26,555
================================================================================================================================